Exhibit 10.4

EMPLOYMENT CONTRACT	CONTRAT DE TRAVAIL

BETWEEN THE UNDERSIGNED:	ENTRE LES SOUSSIGNES :

(1) INSEEC Association, whose registered office is at 14, rue de Prony, 75017 Paris, represented by Mr. Louis de Fouchier acting in the capacity of President	(1) L’Association INSEEC, ayant son siège social 14, rue de Prony – 75017 Paris, représentée par Monsieur Louis de Fouchier en sa qualité de Président

Hereinafter referred to “The Association” ON THE ONE HAND	Ci-après dénommée « 1’Association » D’UNE PART

AND	ET

(2) Ms. Catherine Lespine, of French citizenship, residing at 37, rue Camille Corot – 92500 Rueil Malmaison, whose social security number is 2 61 06 19 028 023 93,	(2) Madame Catherine Lespine, de nationalité française, demeurant 37, rue Camille Corot – 92500 Rueil Malmaison, immatriculée sous le numéro de sécurité sociale 2 61 06 19 028 023 93,

Hereinafter referred to as “Ms. Lespine” ON THE OTHER HAND	Ci-après désigné « Madame Lespine » D’AUTRE PART

WHEREAS	IL A PREALABLEMENT ETE EXPOSE CE QUI SUIT :

Ms. Lespine was hired on October 1, 2001 by the Association pursuant to an indefinite term contract; as of February 18, 2003, she has been General Manager.	Madame Lespine a été engagée par 1’Association à compter du ler octobre 2001 par contrat à durée indéterminée ; depuis le 18 février 2003, elle exerce les fonctions de Directrice Générale.

Ms. Lespine benefits from her rights to seniority accrued since she joined the INSEEC Group, i.e., from September 15, 1986.	Madame Lespine bénéficie de la reprise de son ancienneté depuis son entrée dans le Groupe INSEEC soit depuis le 15 septembre 1986.

Article 1 – PURPOSE	Article 1 – OBJET

The purpose of this contract is to set out Ms. Lespine’s working conditions.	Le présent contrat a pour objet de préciser les conditions de travail de Madame Lespine.

The present contract cancels and supersedes any previous document, including the contracts concluded in 2001 and 2003.	Le présent contrat annule et remplace tout document contractuel antérieur et notamment les contrats conclus en 2001 et 2003.

The employment contract is concluded in accordance with the provisions of the collective bargaining agreement for Private education institutions and schools without state subsidies, and which is applicable within the Association on the date of the conclusion of this employment contract.	Le présent contrat est conclu conformément à la convention collective nationale de l’Enseignement privé hors contrat, applicable au sein de l’Association à la date de signature des présentes.

Article 2 – DUTIES	Article 2 – FONCTIONS

As General Manager of the Association, Ms. Lespine has to implement the decisions taken by the Board of Directors and which are notably detailed in the strategic plan and in the budgets. She benefits from a corporate office with a delegation of power and responsibilities, attached to this contract and signed by the Board of Directors of INSEEC.	En sa qualité de Directrice Générale de 1’Association, Madame Lespine est chargée de mettre en œuvre les décisions prises par le Conseil d’administration et qui figurent notamment dans le plan stratégique et dans les budgets. Elle bénéficie à cet effet d’un mandat portant délégation de pouvoirs et de responsabilités, annexée au présent contrat et signé par le Conseil d’administration de l’INSEEC.

Her functions concern in particular:	Ses fonctions concernent notamment:

• The supervision of (i) the two INSEEC schools of Paris and Bordeaux, (ii) the INSEEC head office, and (iii) theirs managers,	• la supervision des deux établissements Paris, Bordeaux, du siège de l’INSEEC et de ses directeurs,

• The implementation of the strategy of the INSEEC schools,	• la mise en œuvre de la stratégic des établissements INSEEC,

• The review of the academic orientations and programs and the good coordination between the two schools,	• le contrôle des choix académiques et la bonne coordination entre les deux établissements,

• The responsibility of the major administrative files,	• la responsabilité des grands dossiers administratifs,

• Broad responsibilities within the scope of external relations (with institutions such as Ministries, the Prefecture and the Rectorate in particular, banks, service providers, etc.),	• de larges responsabilités dans le cadre des relations extérieures (institutionnelles – ministères – prefécture – rectorat notamment, bancaires, avec les prestataires de services, etc.),

• Supervision the financial managements of the Association.	• la supervision de la gestion budgétaire et financière de l’Association.

Considering her position, Ms. Lespine is under the obligation to participate to any relevant board within the INSEEC Group, since her participation to these boards is justified.	Compte tenu de la nature de ses fonctions, Madame Lespine devra participer aux différents organes mis en place par le groupe INSEEC dès lors que sa présence au sein de ces organes se justifie.

The Parties expressly agree that the duties as described are not exclusively limited and are not intended to restrict management’s right to assign or reassign duties to this job, which Ms. Lespine acknowledges and accepts. As a consequence she agrees to follow any training that the Association require her to follow.	Il est précisé que ces fonctions ne présentent aucun caractère exhaustif, l’Association se réserve le droit de pouvoir en modifier le contenu, ce que Madame Lespine reconnaît et accepte expressément, étant précisé qu’elle s’engage, en conséquence, à accomplir toute formation que l’Association pourrait lui demander de suivre.

Ms. Lespine will perform her duties, in accordance with policies, procedure and standards established by the Board of Directors of the Association, and under the supervision of the Chairman or any other person appointed by the Chairman.	Madame Lespine exerce ses fonctions, conformément aux instructions et procédures établies par le Conseil d’administration de l’Association, sous la supervision hiérarchique du Président ou de toute autre personne désignée à cet effet par ce dernier.

Article 3 – PLACE OF WORK	Article 3 – LIEU DE TRAVAIL

Ms. Lespine performs her duties within the Association located at present at 14, rue Prony – 75017 Paris.	Madame Lespine exerce ses fonctions au sein de l’Association située actuellement 14, rue Prony – 75017 Paris.

However, as the Association may reasonably require, the place of work may be changed to any other place in the Paris region, without said change being construed as a modification of this employment contract ; Ms. Lespine shall be informed of this change two (2) months before the modification.	Toutefois, en fonction de l’évolution et des nécessités de l’Association, le lieu de travail pourra etre modifié dans tout autre lieu en région parisienne sans que ce transfert constitue une modification du présent contrat, étant précisé que l’Association s’engage à informer Madame Lespine dans un délai de deux (2) mois avant la date de modification.

Furthermore, Ms. Lespine’s duties require her to be mobile. Therefore, Ms. Lespine agrees to undertake regular business trips in France and abroad, and thus to be away from her home for limited periods of time.	De même, les fonctions de Madame Lespine rendent indispensables la mobilité de celle-ci. En conséquence, Madame Lespine accepte d’effectuer des voyages réguliers en France et à ĺ’étranger et done d’être éloignée de son domicile pour des périodes de courte durée.

Article 4 – WORKING TIME	Article 4 – DUREE DU TRAVAIL

Considering the responsibilities and the duties entrusted to Ms. Lespine, and which involve great independence in the organization of her timetable, as well as the autonomy with which she makes her decisions within the framework of her functions, and taking into consideration the amount of her compensation, Ms. Lespine benefits from the status of Manager Executive (“Cadre Dirigeant”).	Compte tenu des responsabilités et des fonctions confiées à Madame Lespine impliquant une grande indépendance dans 1’organisation de son emploi du temps, de l’autonomie dont elle dispose pour prendre les décisions dans le cadre de ses fonctions, et compte tenu enfin de son niveau de rémunération, Madame Lespine bénéficie du statut de cadre dirigeant.

Ms. Lespine is consequently not subject to the legal and regulatory provisions governing the duration of work pursuant to Section L. 3111-2 of the French Labor Code.	A ce titre, elle est exclue des dispositions légales et réglementaires concernant la durée du travail, conformément à 1’article L. 3111-2 du Code du travail.

Article 5 – COMPENSATION	Article 5 – REMUNERATION

As of March 1 2013, Ms. Lespine’s shall receive a gross annual compensation of €147,500 (one hundred and forty seven thousand five hundred euros) which shall be paid over 12 months, i.e., a gross amount of €12,291.66 per month (twelve thousand two hundred ninety one and 66/100 euros).	A compter du ler mars 2013, Madame Lespine percoit une rémunération annuelle brute de 147.500 euros (cent quarante-sept mille cinq cent euros), versée sur 12 mois, soit une somme de 12.291,66 euros (douze mille deux cent quatre-vingt-onze euros et soixante-six centimes) par mois.

Ms. Lespine may also benefit, for 2013 and the subsequent years, of a variable remuneration, the calculation and payment of such remuneration being specified every year. For 2013 the target variable remuneration is 30% of her gross annual base salary. The parties hereby agree that said bonus which Ms. Lespine may receive for 2013 and the subsequent years, shall be in lieu of the annual management bonus paid to Ms. Lespine until 2008.	Madame Lespine pourra par ailleurs bénéficie d’une rémunération variable à compter de 2013 dont les modalités de calcul et de paiement seront fixées chaque année. Pour 2013, l’objectif de rémunération variable est de 30% de son salaire annuel brut de base. I1 est expréssement convenu entre les parties que la rémunération variable dont pourra bénéficier Madame Lespine à compter de 2013, annule et remplace la prime de management annuel qui lui a été versée jusqu’en 2008.

Article 6 – PROFESSIONAL EXPENSES AND BUSINESS TRAVELS	Article 6 – FRAIS PROFESSIONNELS ET DEPLACEMENTS

Ms. Lespine shall benefit from the reimbursement of her reasonable travel expenses incurred in order to perform her duties.	Madame Lespine bénéficie du remboursement des frais raisonnables de déplacement engagés pour 1’accomplissement de ses fonctions.

Moreover, she benefits from a visa card for business purposes, said visa card being the property of the Association. She is obliged to provide the accounting department with invoices and supporting documents, for all expenses incurred with such professional card.	Elle bénéficie en outre d’une carte visa professionnelle qui reste la propriété de l’Association. Elle doit présenter a la comptabilité les factures et piéces justificatives pour toute dépense effectuée avec cette carte professionnelle.

The visa card will have to be returned to the Association upon effective termination of her duties for any reason whatsoever, without any need for a prior request to be made in this respect.	Cette carte devra être restituée à l’Association à la cessation effective de ses fonctions pour quelque raison que ce soit sans qu’il soit besoin d’une mise en demeure préalable.

Article 7 – COMPANY CAR	Article 7 – VEHICULE DE FONCTION

Ms. Lespine benefits from a company car corresponding to the category of “intermediate type cars”.	Madame Lespine bénéficie d’une voiture de fonction entrant dans la catégorie des « véhicules de type intermédiaire ».

Ms. Lespine is authorized to use this car for personal purposes. The private use of such company car constitutes a benefit in kind which shall be taken into account from a tax standpoint to calculate the social charges in accordance with the French legal provisions.	Madame Lespine est autorisée à utiliser ce véhicule à des fins privées. L’usage personnel de ce véhicule professionnel constitue un avantage en nature dont il sera tenu compte tant sur le plan fiscal que pour le calcul des charges sociales conformément aux dispositions légales.

The Association shall be responsible for the costs of the insurance policy for professional and personal uses of the vehicle.	Les frais d’assurance correspondant à la couverture du risque déplacement professionnel et personnel sont pris en charge par l’Association.

The car thus made available to Ms. Lespine remains the property of the Association. Therefore, it must be returned to the Association in the event of the termination of the employment contract, for any reason whatsoever, as soon as Ms. Lespine actually ceases to perform her activity.	Le véhicule mis à la disposition de Madame Lespine reste la propriété de l’Association. I1 devra donc lui être restitué en cas de rupture du contrat de travail pour quelque motif que ce soit, dés la cessation effective de l’activité.

Article 8 – PAID LEAVE	Article 8 – CONGES PAYES

Ms. Lespine is entitled to the annual paid leave in compliance with the applicable provisions of the French Labor Law and of the collective bargaining agreement.	Madame Lespine a droit à des congés payés annuels dans le respect des dispositions légales et conventionnelles applicables.

When taking such leave, she shall comply with (i) the internal regulations applicable within the Association and (ii) the provisions of the collective bargaining agreement applicable within the Association.	Pour la prise de ses congés payés, elle respectera les régles en vigueur au sein de 1’Association ainsi que les dispositions de la convention collective applicable au sein de l’Association.

Article 9 – SOCIAL COVERAGE	Article 9 – AVANTAGES SOCIAUX

As regards the applicable statutes governing Social Security, and pension and providence schemes, the parties agree to abide by any and all current or future legal and CBA-based provision in connection thereto.	En ce qui concerne 1’application des lois sur la sécurité sociale et les régimes de retraite et de prévoyance, les parties conviennent de se soumettre aux prescriptions légales et conventionnelles, actuelles et futures, régissant ces matiéres.

Consequently, Ms. Lespine benefits from the complementary retirement scheme and from the providence scheme in force within the Association.	En conséquence, Madame Lespine bénéficie des régimes de prévoyance et de retraite complémentaire souscrits en vigueur au sein de l’Association.

Furthermore, Ms. Lespine agrees to have any and all payroll taxes relating to the employees’ contributions of social charges for any such schemes apply to her compensation, whether in connection with current or future schemes within the Association.	Par ailleurs, Madame Lespine accepte expressément que soient prélevées mensuellement sur sa paye les retenues correspondantes à la quote-part salariale des cotisations à ces différents régimes, tant en ce qui concerne ceux actuellement en vigueur que ceux qui pourraient être ultérieurement mis en place au sein de l’Association.

Article 10 – PROFESSIONAL OBLIGATIONS	Article 10 – OBLIGATIONS PROFESSIONNELLES

Except through prior written approval of the legal representative of the Association, or any validly authorized substitute, Ms. Lespine undertakes, for the duration of her employment, to devote all her efforts to the Association and accordingly, shall not have any other professional activity that competes with that of the Association.	Madame Lespine s’engage à consacrer tous ses efforts au profit de l’Association et ne pourra donc exercer aucune autre activité professionnelle concurrente à celle de l’Association pendant la durée du présent contrat, sauf accord préalable exprés et écrit d’un représentant légal de l’Association, plus particuliérement du Président de l’Association ou de toute personne pouvant valablement s’y substituer.

Unless authorized through prior written approval, Ms. Lespine undertakes not to use, publish or divulge to any third party party at the expiration or termination of her employment agreement, any technical, scientific, commercial, strategic or financial information relating to the Association.	Madame Lespine s’engage à ne pas utiliser, publier ou divulguer à des tiers, sans autorisation expresse préalable de l’Association, y compris aprés la cessation du présent contrat de travail, toutes informations notamment techniques, scientifiques, commerciales, stratégiques ou financiéres relatives à l’Association.

All documents and reports prepared by, or provided to, Ms. Lespine shall remain the property of the Association. Ms. Lespine shall not retain any copy of such material or disseminate information in connection thereto to any third party.	Les documents ou rapports établis par Madame Lespine, ou dont communication lui sera donnée, sont la propriété de 1’Association. Elle ne pourra en conserver copie ni en dornner communication à des tiers.

Ms. Lespine further undertakes to comply, without limitation, with confidentiality obligations as regards any and all documents, list of clients, and more generally all information of any kind and to which she may have had access due to her position within the Association.	Elle s’ engage en outre formellement à respecter le secret professionnel et à conserver strictement confidentielles sans limitation tous les documents, listes de clients, et plus généralement toutes les informations de quelque nature qu’elles soient dont elle a pu avoir connaissance du fait de ses fonctions au sein de 1’Association.

Article 11 – SEVERANCE	Article 11 – INDEMNITE DE RUPTURE

In the event of dismissal, other than for serious misconduct (“faute grave”), gross misconduct (“faute lourde”) or force majeure, Ms. Lespine shall benefit from an indemnity equals to nine (9) months of her monthly gross salary.	En cas de licenciement, sauf pour faute grave, faute lourde ou force majeure, Madame Lespine bénéficiera d’une indemnité de rupture égale à neuf (9) mois de rémunération mensuelle brute.

To calculate this indemnity, the average salary and bonus paid over the twelve (12) months preceding the notification shall be taken into account.	Pour le calcul de cette indemnité, il sera retenu l’ensemble des éléments de salaires versés au cours des douze (12) derniers mois précédant la notification de la rupture.

This indemnity shall be awarded in addition to the dismissal indemnities provided for by French law.	Cette indemnité s’ajoutera aux indemnités de départ prévues par la loi.

This indemnity will not be paid in case of resignation or retirement.	Cette indemnité ne sera pas due en cas de démission ou de départ / mise à la retraite.

Article 12 – NON COMPETITION	Article 12 – NON CONCURRENCE

In case of termination of the employment contract by one of the parties, for any reason whatsoever, Ms. Lespine expressly undertakes not to take interest or to participate, directly or indirectly, whatever her capacity in particular as an employee or as a manager of a company, in any company or activity which is likely to compete with the Association’s activity; that is to say any company / association engaged notably in Business or Marketing Schools, Health Education Schools, Advertising Schools, Culinary Schools, or in any activity of the Association at the date of the termination of this employment contract such as, for instance, potential activities in Fashion Schools or in Art & Design Schools.	Au cas où le présent contrat viendrait à être rompu par l’un ou l’autre des contractants pour quelque cause que ce soit, Madame Lespine s’interdit expressément de s’interesser et/ou de participer directement ou indirectement, quelle que soit sa qualité et notamment en qualité de salarié ou d’exploitant d’une entreprise, à toute entreprise ou activité susceptible de concurrencer 1’activité de l’Association, c’est-à-dire toute entreprise / association située notamment dans le domaine des Ecoles de Commerce et de Marketing, des Ecoles d’enseignement de santé, des Ecoles de publicité et des Ecoles enseignant la restauration, ou de toute autre activité exercée par l’Association à la date de rupture du présent contrat de travail telles que, par exemple, d’éventuelles activités dans les Ecoles de mode ou d’art et de design.

This restriction applies for a period of twelve (12) mois, from the last day of effective work.	Cette interdiction s’appliquera pendant une durée de douze (12) mois à compter du dernier jour de travail effectif.

This covenant not to compete will be limited within the French territory.	Cette clause de non concurrence sera limitée au territoire français.

In consideration for this non-compete obligation, Ms. Lespine shall receive a monthly allowance of 20% of her monthly base salary (potential variable compensation (bonus), gifts and benefits in kind being excluded)in case of termination of her employment contract.	En contrepartie de cette obligation de non-concurrence visée ci-dessus, Madame Lespine percevra une indemnité mensuelle égale à 20% de son salaire mensuel brut de base (excluant l’éventuelle rémunération variable (bonus), des libéralités à caractère aléatoire ou temporaire et des avantages en nature) en cas de rupture du contrat de travail.

Such allowance shall be in lieu of the compensation paid to Ms. Lespine in the amount of 10% of her annual gross compensation, and which was paid every month until the date of conclusion of this employment contract, as a financial consideration of the non-competition clause.	Cette indemnité annule et remplace le paiement de la somme correspondant à 10% de la rémunération brute annuelle de Madame Lespine qui lui a été versée tous les mois jusqu’à la date de signature du présent contrat en contrepartie du respect de cette clause de non concurrence.

Should Ms. Lespine fail to observe this covenant, she shall be automatically be liable towards the Association for repayment of whole sums paid to her as financial compensation for such obligation.	En cas de violation de l’obligation de non concurrence, Madame Lespine sera automatiquement redevable envers l’Association des sommes versées à titre de compensation financière à cette obligation.

Furthermore, the Association reserves the right to sue for obtaining damages to compensate any prejudice suffered from the competitive activity and also to sue for stopping such competitive activity.	En outre, l’Association se réserve la possibilité de sollicker la réparation du préjudice subi du fait de l’activité concurrentielle et de faire cesser cette activité concurrentielle.

In any circumstances, the Association shall have the possibility, either to reduce the duration of the non-competition clause, or to waive such clause on the condition however that Ms. Lespine is informed of such waiver by registered letter with acknowledgment of receipt within the 15 days following the notification of the termination of the employment contract.	I1 est entendu qu’en toutes circonstances, l’Association aura la possibilité, soit de réduire la durée de la période d’application de la clause de non-concurrence, soit de renoncer à cette dernière à condition toutefois que cette dénonciation soit signalée à Madame Lespine par lettre recommandée avec accusé de réception dans les 15 jours suivant la notification de la rupture du contrat de travail.

Article 13 – INTELLECTUAL PROPERTY	Article 13 – PROPRIETE INTELLECTUELLE

Ms. Lespine expressly acknowledges that the programmes, course materials, teaching methods and specific pedagogical techniques, business plan, advertisement or promotion documents and any other documents which she may have access within the scope of the performance of her duties, remain the full property of the Association which holds exclusive rights over the intellectual property rights in this respect.	Madame Lespine reconnaît expressément que les programmes, supports de cours, les méthodes d’enseignement ou encore les techniques particulières de pédagogie, les business plans, documents publicitaires ou de promotions et tous documents qu’elle pourrait avoir eu en sa possession à l’occasion de ses fonctions restent la propriété pleine et entière de 1’Association qui dispose, à ce titre, de l’exclusivité des droits de propriété intellectuelle.

Throughout the term of this employment contract and after termination hereof, without any limitation of time, Ms. Lespine undertakes not to reproduce, reuse, in any manner whatsoever, the teaching programs or course materials or any other document belonging to the Association.	Madame Lespine s’interdit, pendant toute l’exécution du présent contrat de travail ou encore après sa rupture et sans limitation de durée, de reproduire ou réutiliser, sous quelque forme que ce soit, les programmes ou supports de cours ou documents de toute nature appartenant à l’Association.

Article 14 – COMPETENCE	Article 14 – COMPETENCE

Any disputes that may occur at the time of the application of the present contract will fall within the competence of the French courts.	Les litiges pouvant survenir à l’occasion de 1’application du présent contrat de travail relèveront de la compétence des tribunaux français.

Article 15 – NOTICE PERIOD	Article 15 – PREAVIS

In case of termination of the employment contract by either party, a 3-month notice period shall be complied with.	En cas de rupture du contrat de travail par l’une ou l’autre des parties, un préavis de trois mois devra être respecté.

Article 16 – MISCELLANEOUS PROVISIONS	Article 16 – DISPOSITIONS DIVERSES

Ms. Lespine expressly affirms that (i) she was informed that the collective bargaining agreement of Private education institutions and schools without sate subsidies is applicable within the Association at the date of the conclusion of this employment contract, and (ii) she had had an opportunity to review it.	Madame Lespine déclare avoir été informée que la convention collective nationale de l’Enseignement privé hors contrat est applicable, à la date de signature du présent contrat de travail, aux relations contractuelles, et déclare avoir pu en prendre connaissance.

For any provisions non-provided by this employment contract contract, the parties shall apply the collective bargaining agreement for Private education institutions and schools without state subsidies.	Pour toutes dispositions non prévues au présent contrat, les parties se réfèreront aux dispositions de la convention collective nationale de l’Enseignement privé hors contrat.

Ms. Lespine undertakes to inform the Association without delay of any modification in her personal status.	Madame Lespine s’engage à faire connaître dans les plus brefs délais à l’Association tout changement dans sa situation personnelle.

The present contract is drafted in the French and the English language. In the event of any contradiction between the two versions, the French version shall prevail.	Le présent contrat est établi en langue française et anglaise. En cas de contradiction entre les deux textes, la version française fera foi.

Place: Paris	Signé à Paris

Date: June, 27th, 2013	Le 27 June 2013

In two (2) original copies, one for each party.	En deux exemplaires, un pour chacune des parties.

Ms. Catherine Lespine	Madame Catherine Lespine

The INSEEC Association	L’Association INSEEC